UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023

Laird Superfood, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-39537	81-1589788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5303 Spine Road, Suite 204, Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

(541) 588-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	LSF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03         Material Modification to Rights of Security Holders.

As previously disclosed, the Board of Directors of Laird Superfood, Inc. (the “Company”) approved, and recommended that its stockholders approve, a proposal to redomesticate the Company from a Delaware corporation to a Nevada corporation (the “Redomestication”) by means of a plan of conversion (the “Plan of Conversion”), as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on October 10, 2023 (the “Proxy Statement”).

On December 29, 2023, the Company filed articles of conversion with the Secretary of State of the State of Nevada, pursuant to which the Redomestication became effective on December 31, 2023 at 11:59 p.m. Eastern Time (the “Effective Time”). At the Effective Time:

●	the Company’s domicile changed from the State of Delaware to the State of Nevada; and

●
the affairs of the Company ceased to be governed by the Delaware General Corporation Law and the Company’s existing certificate of incorporation and bylaws, and instead became governed by the Nevada Revised Statutes and the articles of incorporation attached as Annex C to the Proxy Statement (the “Nevada Charter) and the bylaws attached as Annex D to the Proxy Statement (the “Nevada Bylaws”).

The Redomestication did not result in any change in the business, physical location, management, assets, liabilities or net worth of the Company, nor did it result in any change in location of the Company’s current employees, including management. The Redomestication did not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under those material contractual arrangements continue to be the rights and obligations of the Company after the Redomestication. The daily business operations of the Company will continue as they have been conducted prior to the Redomestication. The consolidated financial condition and results of operations of the Company immediately after consummation of the Redomestication remains the same as immediately before the Redomestication.

At the Effective Time, each outstanding share of common stock of the Delaware corporation automatically converted into one outstanding share of common stock of the Nevada corporation. Securityholders do not have to exchange their existing stock certificates for new stock certificates. At the Effective Time, each outstanding restricted stock unit, option or right to acquire shares of common stock of the Delaware corporation automatically became a restricted stock unit, option or right to acquire an equal number of shares of common stock of the Nevada corporation under the same terms and conditions. The Company’s common stock continues to be traded on the NYSE American stock exchange under the symbol “LSF.”

Certain rights of the Company’s stockholders were changed as a result of the Redomestication. A more detailed description of the Plan of Conversion, Nevada Charter, Nevada Bylaws, Nevada articles of conversion and Delaware certificate of conversion, and the effects of the Redomestication, is set forth in the Proxy Statement under “Proposal No. 2: Approval of the Redomestication in Nevada by Conversion,” which description is incorporated herein by reference. Copies of the Plan of Conversion, Nevada Charter and Nevada Bylaws are filed as Exhibits 2.1, 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
2.1	Plan of Conversion (incorporated by reference to Annex B to the Company's definitive proxy statement on Schedule 14A filed with the SEC on October 10, 2023)
3.1	Articles of Incorporation of Laird Superfood, Inc.
3.2	Bylaws of Laird Superfood, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2024         Laird Superfood, Inc.

By:/s/ Steve Richie
Name:         Steve Richie
Title:         General Counsel and Corporate Secretary